AMENDMENT
TO
BYLAWS
OF
GULFMARK OFFSHORE, INC.
          The Bylaws of GulfMark Offshore, Inc., a Delaware corporation (the “Corporation”), effective as of December 5, 1996, as amended as of September 13, 2007 (the “Bylaws”), are hereby amended as of October 13, 2009, as follows:
          FIRST: Article I is hereby amended to include the following provisions:
          “Section 8. Action by Written Consent.
          (a) Unless otherwise provided in the Certificate of Incorporation, any action that may be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery in a manner permitted by applicable law of the State of Delaware.
          (b) In order that the Corporation may determine the stockholders entitled to take corporate action by written consent without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date for such purpose. The Board of Directors shall promptly, but in all events within 10 days after the date on which such request is received by the Secretary, adopt a resolution fixing such record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to take corporate action by written consent without a meeting, when no prior action by the Board of Directors is required by applicable law of the State of Delaware, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery in a manner permitted by applicable law of the State of Delaware. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law of the State of Delaware, the record date for determining stockholders entitled to take corporate action by written consent without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
          (c) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required hereby to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery in a manner permitted by applicable law of the State of Delaware.
          (d) A facsimile, electronic mail message, telegram, cablegram or other electronic transmission (each an “electronic transmission”) consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes hereof if such electronic transmission sets forth or is delivered with information from which the Corporation can determine: (1) that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (2) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery in a manner permitted by applicable law of the State of Delaware. Notwithstanding the foregoing limitations on delivery, consents given by electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to the Secretary to the extent and in the manner provided by resolution of the Board of Directors.
          (e) Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used; provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.
          (f) In the event of the delivery to the Corporation of a written consent or consents purporting to represent the requisite voting power to authorize or take corporate action and/or any related revocations, the Secretary shall provide for the safekeeping of such consents and revocations. The Secretary, or such other officer of the Corporation as the Board of Directors may designate, shall, as promptly as practicable, conduct a ministerial review of the validity of the consents and/or any related revocations deemed necessary and appropriate; provided, however, that if the corporate action to which the written consent relates is the removal or replacement of one or more members of the Board of Directors, the Secretary, or such other officer of the Corporation as the Board of Directors may designate, shall promptly designate two persons, who may be employees of the Corporation, but who shall not be members of the Board of Directors or officers of the Corporation, to serve as inspectors with respect to such written consent and such inspectors shall discharge the functions of the Secretary, or such other officer of the Corporation as the Board of Directors may designate, under this Section 8 of this ARTICLE I.
          (g) No action by written consent without a meeting shall be effective until such date as the Secretary, such other officer of the Corporation as designated by the

Board of Directors or inspectors as appointed in accordance with Section 8(f) of this ARTICLE I, as applicable, completes their review, determines that the consents delivered to the Corporation in accordance with this Section 8 of this ARTICLE I represent not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and certifies such determination to the Board of Directors for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders.
          (h) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided herein.
          (i) Any stockholder giving a written consent, or the stockholder’s proxyholder, may revoke the consent in any manner permitted by applicable law of the State of Delaware.
               Section 9. Notice of Stockholder Business and Nominations.
          (a) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or any committee thereof or (iii) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 9 of this ARTICLE I is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 9 of this ARTICLE I.
          (2) For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 9 of this ARTICLE I, the stockholder must have given timely notice thereof in writing to the Secretary and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action under applicable law of the State of Delaware. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that if no annual meeting was held in the preceding year or in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement (as defined in this Section 9 of this

ARTICLE I) of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which the public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
          (3) (i) A stockholder’s notice to the Secretary for the conduct of business (other than nominations of persons for election to the Board of Directors) shall set forth as to each matter the stockholder proposes to bring before the annual meeting:
          (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and the text of the proposal (including the complete text of any resolution(s) proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment); and
          (B) any interest of the stockholder or any Stockholder Associated Person (as defined in this Section 9 of this ARTICLE I) in such business.
          (ii) As to the stockholder giving such notice and, where noted below, each Stockholder Associated Person, the stockholder’s notice shall set forth and include the following:
          (A) the name and address, as they appear on the record books of the Corporation, of the stockholder proposing such business and the name and address of any Stockholder Associated Person;
          (B) (1) a description of each agreement, arrangement or understanding (whether written or oral) with any Stockholder Associated Person, (2) the class or series and number of equity and other securities of the Corporation which are, directly or indirectly, held of record or beneficially owned (as determined under Regulation 13D (or any successor provision thereto) under the Securities Exchange Act of 1934, as amended (such act, and any successor statute thereto, and the rules and regulations promulgated thereunder are collectively referred to herein as the “Exchange Act”)) by such stockholder and by any Stockholder Associated Person and documentary evidence of such record or beneficial ownership and (3) a list of all of the derivative securities (as defined under Rule 16a-1 under the Exchange Act or any successor provision thereto) and other derivatives or similar agreements or arrangements with an exercise or conversion privilege or a periodic or settlement payment or payments or mechanism at a price or in an amount or amounts related to any security of the Corporation or with a value derived or calculated in whole or in part from the value of the Corporation or any security of the Corporation, in each case, directly or indirectly owned of record or beneficially owned by such stockholder or any Stockholder Associated Person and each other direct or indirect opportunity of such stockholder or any Stockholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, in each case, regardless of whether (x) such interest conveys any voting rights in such security to such stockholder or Stockholder Associated Person, (y) such interest is required to be, or is capable of being, settled through delivery of such security or (z) such person may have entered into other transactions that hedge the economic effect of such interest (any such interest described in this clause (B)(3) being a “Derivative Interest”);
          (C) the name of each person with whom such stockholder or Stockholder Associated Person has any agreement, arrangement or understanding (whether written or oral) (1) for the purposes of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy or consent solicitation made generally by such person to all holders of shares of the Corporation) or disposing of any shares of capital stock of the Corporation, (2) to cooperate in obtaining, changing or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), (3) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any person voting together with, any such stockholder or Stockholder Associated Person with respect to any shares of the capital stock of the Corporation, any business proposed by the stockholder or (4) otherwise in connection with any business proposed by a stockholder and a description of each such agreement, arrangement or understanding (any agreement, arrangement or understanding described in this clause (C) being a “Voting Agreement”);
          (D) details of all other material interests of each stockholder or any Stockholder Associated Person in such proposal or security of the Corporation (including without limitation any rights to dividends or performance-related fees based on any increase or decrease in the value of such security or Derivative Interests)(collectively, “Other Interests”);
          (E) a description of all economic terms of all such Derivative Interests, Voting Agreements or Other Interests and copies of all agreements and other documents (including without limitation master agreements, confirmations and all ancillary documents and the names and details of counterparties to, and brokers involved in, all such transactions) relating to each such Derivative Interest, Voting Agreement or Other Interest;
          (F) a list of all transactions by such stockholder and any Stockholder Associated Person involving any securities of the Corporation or any Derivative Interests, Voting Agreements or Other Interests within the six-month period prior to the date of the notice;
          (G) any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Regulation 14A of the Exchange Act (or any successor provision thereto);

          (H) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and
          (I) a representation as to whether the stockholder or any Stockholder Associated Person intends, or is part of a group that intends, to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or (2) otherwise solicit proxies or votes from stockholders in support of such proposal.
          (4) A stockholder’s written notice to the Secretary for nominations of directors shall set forth:
          (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director:
          (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in a contested election (even if a contested election is not involved), or is otherwise required, in each case pursuant to Regulation 14A of the Exchange Act (or any successor provision thereto) (including such person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected);
          (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) during the past three years, and any other material relationships, between or among such stockholder or Stockholder Associated Person, if any, on the one hand, and such proposed nominee or his or her respective affiliates and associates (each as defined under Regulation 12B of the Exchange Act (or any successor provision thereto)), or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K (or any successor provision thereto) if the stockholder making the nomination and any Stockholder Associated Person on whose behalf the nomination is made, if any, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;
          (C) a completed and signed Director Questionnaire (as defined in Section 1(b) of ARTICLE II); and
          (D) a completed and signed Director Representation and Agreement (as defined in Section 1(b) of ARTICLE II); and
          (ii) as to the stockholder giving notice and, where referred to in Sections 9(a)(3)(ii)(A)-(G) of this ARTICLE I or noted below, each Stockholder Associated Person, the written notice of the stockholder shall set forth the following:
          (A) the information that would have been required by Sections 9(a)(3)(ii)(A)-(G) of this ARTICLE I if Section 9(a)(3)(ii) of this ARTICLE I were applicable to nominations of persons for election to the Board of Directors and the references therein to “proposing such business”, “business proposed” and “such proposal” were to “proposing such nomination”, “nominees for election to the Board of Directors proposed” and “such nomination”, respectively;
          (B) any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election (even if a contested election is not involved) pursuant to Regulation 14A of the Exchange Act (or any successor provision thereto);
          (C) a representation that the stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and
          (D) a representation as to whether the stockholder or any Stockholder Associated Person intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the outstanding capital stock of the Corporation required to elect the nominee or (2) to otherwise solicit proxies or votes from stockholders in support of such nomination.
          (5) For purposes of this Section 9 of this ARTICLE I, the following terms have the following meanings:
          (i) “Stockholder Associated Person” of any stockholder means (A) any beneficial owner of shares of stock of the Corporation on whose behalf any proposal or nomination is made by such stockholder; (B) any affiliates or associates of such stockholder or any beneficial owner described in clause (A); and (C) each other person with whom any of the persons described in the foregoing clauses (A) and (B) either is acting in concert with respect to the Corporation or has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy solicitation made generally by such person to all stockholders entitled to vote at any meeting) or disposing of any capital stock of the Corporation or to cooperate in obtaining, changing or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses).
          (ii) “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act (or any successor provisions thereto).
          (b) Special Meetings of Stockholders. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 9(b) of this ARTICLE I is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 9(b) of this ARTICLE I. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if (i) the stockholder’s notice required by this Section 9(b) of this ARTICLE I shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the 90th day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement of the date of the meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by the Corporation, and (ii) such stockholder’s notice contains the information that would have been required by Section 9(a)(4) of this ARTICLE I if Section 9(a)(4) of this ARTICLE I were applicable to nominations of persons for election to the Board of Directors made in connection with a special meeting of the stockholders. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
          (c) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 9 of this ARTICLE I shall be eligible to be elected at an annual or special meeting of stockholders to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9 of this ARTICLE I. Except as otherwise provided by the Certificate of Incorporation, these Bylaws or applicable law of the State of Delaware and in furtherance of Section 7 of this ARTICLE I, the person presiding over the meeting shall have the power and duty (i) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 9 of this ARTICLE I (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Section 9(a)(3)(ii)(I) and Section 9(a)(4)(ii)(D) of this ARTICLE I, as the case may be) and (ii) if any proposed nomination or business was not made or proposed in compliance with this Section 9 of this ARTICLE I, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 9 of this ARTICLE I, unless otherwise required by applicable law of the State of Delaware, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 9 of this ARTICLE I, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
          (2) Notwithstanding the foregoing provisions of this Section 9 of this ARTICLE I, (i) a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 9 of this ARTICLE I and (ii) nothing in this Section 9 of this ARTICLE I shall be deemed to affect any rights (A) of any stockholder to request inclusion of proposals for business (other than nominations of persons for election to the Board of Directors) in the Corporation’s proxy statement if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting of stockholders in compliance with the Exchange Act and in the event such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting, such stockholder shall be deemed to have satisfied the notice requirements of this Section 9 of this ARTICLE I with respect to such proposal or (B) of any holder of any series of Preferred Stock to elect directors pursuant to any Preferred Stock Designation.”
          SECOND: Section 1 of Article II is hereby deleted in its entirety, and the following provision is substituted in its place and stead:
          “Section 1. Number; Qualifications.
          (a) The Board of Directors shall consist of not less than three or more than 15 members. Subject to the previous sentence and to the special rights of the holders of any class or series of capital stock of the Corporation to elect directors, the precise number of directors shall be determined from time to time by resolution of the Board of Directors.
          (b) Directors need not be stockholders. Each director and person nominated for election to the Board of Directors must deliver to the Secretary at the principal office of the Corporation: (i) a written questionnaire, in the form provided by the Secretary upon written request (a “Director Questionnaire”), with respect to the background and qualifications of such person and of any other person or entity on whose behalf the nomination is being made and (ii) a written representation and agreement, in the form provided by the Secretary upon written request (a “Director Representation and Agreement”), that such person: (A) is not, if serving as a director of the Corporation, and will not, while serving as a director of the Corporation, become a party to any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity (1) as to how such person will act or vote on any issue or question to be considered by the Board of Directors that has not been disclosed therein or (2) that could limit or interfere with such person’s ability to comply with such person’s fiduciary duties as a director of the Corporation under applicable law of the State of Delaware, while serving as such, that has not been disclosed therein; (B) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed therein; and (C) is, if serving as a director of the Corporation, or would be if elected as a director of the Corporation, and will be, while serving as such, in compliance with all applicable corporate governance, conflict of interest, confidentiality, securities ownership and trading policies and guidelines of the Corporation and any other policies applicable to directors.”
          THIRD: Section 1 of Article III is hereby deleted in its entirety, and the following provision is substituted in its place and stead:
          “Section 1. Executive Officers.
          At the annual meeting of the Board of Directors each year, the Board of Directors may elect the following executive officers: Chairman (if the Board of Directors has not designated that Chairman of the Board is a non-executive officer); one or more Vice Chairmen; President; one or more Vice Presidents; Treasurer, Secretary; and Controller. The executive officers shall have the duties, responsibilities and authorities as are reflected in these Bylaws or in resolutions of the Board of Directors, but at all times the actions of the executive officers shall be subject to the review, delegation, redetermination, direction and control of the Board of Directors. Any number of executive offices may be held by the same person, but in any case where the action of more than one officer is required, no one person shall act in more than one capacity. At any meeting the Board of Directors may elect additional executive officers, fill vacancies and, by vote of a majority of the Board of Directors, remove any executive officer.”
          FOURTH: Section 4 of Article III is hereby deleted in its entirety, and the following provision is substituted in its place and stead:
          “Section 4. Chairman of the Board.
          The Chairman shall be a member of the Board of Directors and shall be elected by the Board of Directors. The Chairman shall preside at all meetings of the stockholders and of the Board of Directors. The Board of Directors may designate that the Chairman of the Board shall be a non-executive officer, in which case the Chairman shall not be an executive officer of the Corporation. The Chairman shall have such other duties and responsibilities as may be assigned to him by the Board of Directors. The Chairman may delegate to any qualified person the chairmanship of any meeting of the stockholders, either on a temporary or permanent basis.”

          I, as the Secretary of GulfMark Offshore, Inc., by signing this document, certify that this document contains a true and correct copy of an amendment dated October 13, 2009, to the Bylaws effective as of December 5, 1996, as amended as of September 13, 2007, acting pursuant to Article V, Section 4 of the Bylaws of the Corporation.

By:	/s/ Quintin V. Kneen
Quintin V. Kneen, Secretary

[signature page to Amendment to GulfMark Offshore, Inc. Bylaws]